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                                                                   Exhibit 10.2D


                            DEFERRED INCOME PLAN FOR
                             TEXTRON KEY EXECUTIVES
                      (RESTATED EFFECTIVE JANUARY 1, 1994)

                                 FIFTH AMENDMENT

Pursuant to Section 9.03 of the Deferred Income Plan for Textron Key Executives (Restated effective January 1, 1994) (the "Plan"), Textron Inc. hereby amends the Plan, as follows:

         1. Section 3.08 of the Plan is hereby amended by changing the third sentence to read in its entirety as follows:

"With respect to deferrals into this Plan of any other amounts, each month Textron shall credit stock units to a Participant's Stock Unit Account equal in number to the number of shares of Textron Common Stock that the deferred amount could have purchased at a price per share equal to the average of the composite closing prices of Textron Common Stock, as reported in the Wall Street Journal for the month the contribution is credited."

         2. Section 3.09 of the Plan is hereby amended to read in its entirety as follows:

"From time to time, Textron shall credit Stock Units to a Participant's Stock Unit Account equal in number to the number of shares of Textron Common Stock that would have been allocated on account of dividends to the Participant's Stock Unit Account as of that date, based on the average of the composite closing prices of Textron Common Stock, as reported in the Wall Street Journal for the month in which the date of record occurs."

         3. Section 3.11 of the Plan is hereby amended by changing the second sentence to read in its entirety as follows:

"A Participant who has terminated her Textron employment may, after a period of 30 days, subject to the provisions of Section 16 of the Securities Exchange Act of 1934, once each calendar quarter, elect to transfer, in 10% increments, effective the first calendar day of the month following the minimum notice of 3 business days, any amount in her Stock Unit Account to her Interest Account."

IN WITNESS WHEREOF, Textron Inc. has caused this Fifth Amendment to be executed by its duly authorized officer. Parts 1 and 2 of this Amendment shall be effective as of September 1, 1999. Part 3 shall effective as of October 1, 1999

                                TEXTRON INC.


                                By: ____________________________________________
                                    George Metzger
                                    Vice President, Human Resources and Benefits